UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 29, 2018

(Date of earliest event reported)

GRIFFIN INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Commission File Number	1-12879

641 Lexington Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number including Area Code	(212) 218-7910

______________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

The information set forth in Item 2.03 below regarding a new financial obligation is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 29, 2018, a subsidiary of Griffin Industrial Realty, Inc. (“Griffin” or the “Registrant”) closed on a construction to permanent mortgage loan (the “Loan”) with State Farm Life Insurance Company that will provide up to $13.8 million to finance a significant portion of the cost to construct an approximately 234,000 square foot build-to-suit industrial/warehouse building (the “Building”) in New England Tradeport, Griffin’s industrial park in Windsor and East Granby, Connecticut. The Loan will initially function as a construction loan, with Griffin drawing funds as construction of the Building progresses. Upon completion of the Building and commencement of rental payments by the Building’s tenant (see below), the Loan will convert to a fifteen year permanent nonrecourse mortgage loan. The interest rate on the Loan is 4.51%. Payments under the Loan during the construction period will be for interest only. Upon conversion to a permanent nonrecourse mortgage loan, in addition to the payment of interest, monthly payments for principal, based on a twenty-five year amortization schedule, will begin. The Loan may be increased by up to approximately $0.5 million if the tenant opts to have additional improvements made to the Building. Griffin expects construction of the Building to be completed in the second half of fiscal 2018, with conversion to a permanent nonrecourse mortgage loan in fiscal 2019. In fiscal 2017, Griffin entered into a long-term full building lease with an investment grade company that intends to use the Building for the distribution of automotive parts.

Item 7.01.	Regulation FD Disclosure

A copy of Griffin’s April 2, 2018 press release announcing the closing of the New Loan is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1:  Griffin’s April 2, 2018 Press Release (attached hereto).

Forward-Looking Statements:

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. These forward-looking statements include statements about the use of proceeds from the Loan, the tenant’s use of the building, the timing of the completion of construction of the Building and conversion of the Loan from a construction loan to a permanent loan. Although

Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The forward-looking statements disclosed herein, are based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in these forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements include the risk that construction of the building may not be completed when expected or at all, risk that the tenant may not commence rental payments under the current schedule or at all and other risks tied to the conversion of the Loan from a construction loan to a permanent loan, and the important factors described Griffin’s Securities and Exchange Commission filings, including the “Business,” “Risk Factors” and “Forward-Looking Information” sections in Griffin’s Annual Report on Form 10-K for the fiscal year ended November 30, 2017. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN INDUSTRIAL REALTY, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: April 2, 2018